SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

J&J SNACK FOODS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	000-14616	22-1935537
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Organization)	File Number)	Identification No.)

350 Fellowship Road, Mount Laurel, New Jersey 08054
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (856) 665-9533

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	JJSF	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.         Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders (the “Annual Meeting”) on February 12, 2026. There were present at the Annual Meeting, either in person or by proxy, holders of 18,255,967 shares of common stock. The results of voting at the Annual Meeting are as follows:

Proposal 1	Votes For	Withheld	Broker Non-Votes
Election of Mary M. Meder as Director	13,244,415	3,819,637	1,191,915

Proposal 2	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending September 26, 2026	17,936,876	280,275	38,816	0

Proposal 3	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Advisory vote on the approval of compensation of the Company’s named executive officers	12,877,131	4,139,025	47,896	1,191,915

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J & J SNACK FOODS CORP.

Date: February 17, 2026	By:	/s/ Michael A. Pollner
Senior Vice President, General Counsel & Secretary